UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2024 (February 15, 2024)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Avangrid, Inc. (the “Corporation”) filed with the U.S. Securities and Exchange Commission on February 20, 2024 (the “Original Form 8-K”), which, among other things, reported the appointment of Justin Lagasse to serve as Senior Vice President – Chief Financial Officer and Controller. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide the information called for by Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the board of directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of its compensation and nominating committee of the Board (the “Compensation and Nominating Committee”), promoted Justin Lagasse to the position of Senior Vice President – Chief Financial Officer and Controller of the Corporation. Mr. Lagasse had previously been appointed Senior Vice President – Controller on July 18, 2023, and Interim Chief Financial Officer on November 24, 2023.

Prior to this appointment, Mr. Lagasse, 36, had served as Senior Vice President – Controller and Interim Chief Financial Officer. Mr. Lagasse had previously served as Vice President – Chief Accounting Officer of Avangrid Management Company, LLC, a wholly-owned subsidiary of the Corporation, from September 2021 until July 5, 2023, and previously served as Director of Technical Accounting of Avangrid Management Company, LLC from September 2017 until 2021. Prior to joining the Corporation, Mr. Lagasse served as Assurance Director of BDO USA, LLP from August 2012 until September 2017 and as Assurance Senior at Berry Dunn from January 2008 until July 2012. Mr. Lagasse received a Bachelor in Science degree in accounting and Masters of Business Administration of from Thomas College and is a Certified Public Accountant. Mr. Lagasse does not have any family relationships with any director or executive officer of the Corporation and there are no transactions between Mr. Lagasse, on the one hand, and the Corporation, on the other hand, that would be reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with his service as Senior Vice President – Controller of the Corporation, Mr. Lagasse will receive an annual base salary of $600,000.00, subject to annual review. Mr. Lagasse will be eligible to participate in the Corporation’s Executive Variable Pay (“EVP”) Plan with an annual incentive target equal to 55% of his annual base salary and a maximum incentive opportunity of 110% of his annual base salary. Mr. Lagasse will continue to be eligible to participate in the Corporation’s 2023 – 2025 Long-Term Incentive Plan and will receive an additional grant of 15,296 performance share units with respect to the 2023 – 2025 performance period. He will also be eligible to participate in the Corporation’s other employee benefit and welfare plans and arrangements on the same terms as the Corporation’s other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: March 18, 2024

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